Exhibit 99.1

McKESSON REPORTS FISCAL 2013 THIRD-QUARTER RESULTS

•	Revenues of $31.2 billion for the third quarter, up 1%.

•	Third-quarter GAAP earnings per diluted share of $1.24, up 3%.

•	Third-quarter Adjusted Earnings per diluted share of $1.41, up 1%.

•	Board of Directors authorized an additional $500 million share repurchase program.

•	Fiscal 2013 Outlook: Adjusted Earnings per diluted share of $7.10 to $7.30.

SAN FRANCISCO, January 31, 2013 – McKesson Corporation (NYSE: MCK) today reported that revenues for the third quarter ended December 31, 2012 were $31.2 billion, up 1% compared to $30.8 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), third-quarter earnings per diluted share was $1.24 compared to $1.20 a year ago.

Third-quarter Adjusted Earnings per diluted share was $1.41, up 1% compared to $1.40 a year ago.

For the first nine months of the fiscal year, McKesson generated cash from operations of $276 million, and ended the quarter with cash and cash equivalents of $2.7 billion. During the first nine months of the fiscal year, the company paid $147 million in dividends, had internal capital spending of $268 million and spent $577 million on acquisitions. The company also repurchased $360 million of its common stock during the third quarter.

Distribution Solutions revenues were up 1% in the third quarter, driven mainly by growth in our U.S. pharmaceutical direct distribution and services business and growth in our Medical-Surgical distribution business.

Canadian revenues, on a constant currency basis, increased 3% for the third quarter. Including the favorable currency impact of 3%, Canadian revenues increased 6% for the third quarter.

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Medical-Surgical distribution and services revenues were up 15% for the third quarter, driven by market growth, new customers, acquisitions and one additional sales day.

In the third quarter, Distribution Solutions GAAP operating profit was $525 million and GAAP operating margin was 1.73%. Third-quarter adjusted operating profit was $569 million and the adjusted operating margin was 1.87%. Distribution Solutions third-quarter segment results include a $40 million pre-tax charge related to a legal dispute in our Canadian business.

Technology Solutions revenues were flat in the third quarter compared to the prior year. GAAP operating profit was $79 million for the third quarter and GAAP operating margin was 9.56%. Adjusted operating profit was $98 million for the third quarter and adjusted operating margin was 11.86%. Technology Solutions third-quarter segment results were impacted by revenue deferral in our international business.

“Our full year view of the operating performance in our Distribution Solutions segment is now better than our original expectations, and our full year view of the operating performance in the primary businesses in Technology Solution remains unchanged,” said John H. Hammergren, chairman and chief executive officer. “This operating strength is offset by the charge in our Canadian business and revenue deferral in our international technology business, and as a result we are updating our previous outlook for the fiscal year and now expect Adjusted Earnings per diluted share of $7.10 to $7.30 for the fiscal year ending March 31, 2013.”

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Fiscal Year 2013 Outlook

McKesson expects Adjusted Earnings per diluted share of $7.10 to $7.30 for the fiscal year ending March 31, 2013, which excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of approximately 55 cents per diluted share in Fiscal 2013.

•

Acquisition expenses and related adjustments expected to add approximately 13 cents per diluted share, including the impact of the $81 million pre-tax gain on business combination related to the acquisition of the remaining 50% ownership in McKesson’s corporate headquarters building completed during the first quarter.

•	Litigation reserve adjustments of approximately 15 cents per diluted share.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, and certain litigation reserve adjustments. A reconciliation of McKesson’s financial results determined in accordance with GAAP to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

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Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: material adverse resolution of pending legal proceedings; changes in the U.S. healthcare industry and regulatory environment; changes in the Canadian healthcare industry and regulatory environment; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; implementation delay, malfunction, failure or breach of internal information systems; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or

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intangible assets; foreign currency fluctuations or disruptions to our foreign operations; new or revised tax legislation or challenges to our tax positions; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; and changes in accounting principles generally accepted in the United States of America. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 5:00 PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 888-203-1112 and the pass code is 8164902. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at www.mckesson.com/investors.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

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About McKesson

McKesson Corporation, currently ranked 14th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

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Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

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Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31,			Nine Months Ended December 31,
	2012	2011	Change	2012	2011	Change
Revenues	$31,187	$30,839	1%	$91,835	$91,035	1%

Cost of sales (1) (3)	(29,519)	(29,273)	1	(86,847)	(86,313)	1

Gross profit	1,668	1,566	7	4,988	4,722	6

Operating expenses (2) (3)	(1,183)	(1,047)	13	(3,334)	(3,135)	6
Litigation charges (4)	—	(27)	—	(60)	(145)	(59)
Gain on business combination (5)	—	—	—	81	—	—

Total operating expenses	(1,183)	(1,074)	10	(3,313)	(3,280)	1

Operating income	485	492	(1)	1,675	1,442	16

Other income (expense), net	10	(2)	—	28	12	133
Interest expense	(59)	(64)	(8)	(170)	(192)	(11)

Income before income taxes	436	426	2	1,533	1,262	21

Income tax expense	(138)	(126)	10	(454)	(380)	19

Net income	$298	$300	(1)	$1,079	$882	22

Earnings per common share (6)
Diluted	$1.24	$1.20	3%	$4.49	$3.51	28%

Basic	$1.27	$1.22	4%	$4.58	$3.57	28%

Weighted average common shares
Diluted	240	251	(4) %	240	252	(5) %
Basic	235	246	(4)	236	247	(4)

(1)

Cost of sales for the third quarter and first nine months of fiscal year 2013 includes the receipt of $8 million and $27 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)	Distribution Solutions segment operating expenses for the third quarter and first nine months of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

(3)

Technology Solutions segment results for the third quarter and first nine months of fiscal year 2012 include product alignment charges of $42 million, of which $26 million was recorded in cost of sales and $16 million was recorded in operating expenses.

(4)	Represent charges for the Average Wholesale Price (“AWP”) litigation.

(5)

For the first nine months of fiscal year 2013, operating expenses include an $81 million pre-tax ($51 million after-tax) gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.

(6)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

						Change
	Quarter Ended December 31, 2012					Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Revenues	$31,187	$—	$—	$—	$31,187	1%	1%

Gross profit (1)	$1,668	$3	$—	$—	$1,671	7	6
Operating expenses (2)	(1,183)	50	10	—	(1,123)	10	13
Other income (expense), net	10	—	—	—	10	—	—
Interest expense	(59)	—	1	—	(58)	(8)	(9)

Income before income taxes	436	53	11	—	500	2	(2)
Income tax expense	(138)	(20)	(2)	—	(160)	10	1

Net Income	$298	$33	$9	$—	$340	(1)	(3)

Diluted earnings per common share (4)	$1.24	$0.14	$0.03	$—	$1.41	3%	1%

Diluted weighted average common shares	240	240	240	240	240	(4)%	(4)%

	Quarter Ended December 31, 2011
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)

Revenues	$30,839	$—	$—	$—	$30,839

Gross profit (3)	$1,566	$5	$—	$—	$1,571
Operating expenses (3)	(1,074)	44	8	27	(995)
Other income (expense), net	(2)	—	—	—	(2)
Interest expense	(64)	—	—	—	(64)

Income before income taxes	426	49	8	27	510
Income tax expense	(126)	(18)	(3)	(12)	(159)

Net Income	$300	$31	$5	$15	$351

Diluted earnings per common share (4)	$1.20	$0.12	$0.02	$0.06	$1.40

Diluted weighted average common shares	251	251	251	251	251

(1)

Gross profit for the third quarter of fiscal year 2013 includes the receipt of $8 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)	Distribution Solutions segment operating expenses for the third quarter of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

(3)

Technology Solutions segment results for the third quarter of fiscal year 2012 include product alignment charges of $42 million, of which $26 million was recorded in cost of sales and $16 million was recorded in operating expenses.

(4)	Certain computations may reflect rounding adjustments.

Adjusted Earnings (Non-GAAP) Financial Information

Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects:

Amortization of acquisition-related intangibles — Amortization expense of acquired intangible assets purchased in connection with acquisitions by the Company.

Acquisition expenses and related adjustments — Transaction and integration expenses that are directly related to acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, and gains or losses on business combinations.

Litigation reserve adjustments — Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Average Wholesale Price and Securities Litigation matters, as such terms were defined in the Company’s Annual Reports on Form 10-K for the fiscal years ended March 31, 2012 and 2009.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification 740, “Income Taxes,” which is the same accounting principles used by the Company when presenting its GAAP financial results.

The Company believes the presentation of non-GAAP measures such as Adjusted Earnings provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Adjusted Earnings assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Adjusted Earnings measure may be defined and calculated differently by other companies in the same industry.

The Company internally uses non-GAAP financial measures such as Adjusted Earnings in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

						Change
	Nine Months Ended December 31, 2012					Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Revenues	$91,835	$—	$—	$—	$91,835	1%	1%

Gross profit (1)	$4,988	$11	$—	$—	$4,999	6	6
Operating expenses (2) (3)	(3,313)	141	(66)	60	(3,178)	1	7
Other income, net	28	—	—	—	28	133	133
Interest expense	(170)	—	1	—	(169)	(11)	(12)

Income before income taxes	1,533	152	(65)	60	1,680	21	6
Income tax expense	(454)	(57)	27	(23)	(507)	19	2

Net Income	$1,079	$95	$(38)	$37	$1,173	22	8

Diluted earnings per common share (5)	$4.49	$0.40	$(0.16)	$0.15	$4.88	28%	13%

Diluted weighted average common shares	240	240	240	240	240	(5)%	(5)%

	Nine Months Ended December 31, 2011
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)

Revenues	$91,035	$—	$—	$—	$91,035

Gross profit (4)	$4,722	$16	$—	$—	$4,738
Operating expenses (4)	(3,280)	131	26	145	(2,978)
Other income, net	12	—	—	—	12
Interest expense	(192)	—	—	—	(192)

Income before income taxes	1,262	147	26	145	1,580
Income tax expense	(380)	(56)	(9)	(53)	(498)

Net Income	$882	$91	$17	$92	$1,082

Diluted earnings per common share (5)	$3.51	$0.36	$0.06	$0.37	$4.30

Diluted weighted average common shares	252	252	252	252	252

(1)

Gross profit for the first nine months of fiscal year 2013 includes the receipt of $27 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)	Distribution Solutions segment operating expenses for the first nine months of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

(3)

For the first nine months of fiscal year 2013, operating expenses, as reported under GAAP, include an $81 million pre-tax ($51 million after-tax) gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.

(4)

Technology Solutions segment results for the first nine months of fiscal year 2012 include product alignment charges of $42 million, of which $26 million was recorded in cost of sales and $16 million was recorded in operating expenses.

(5)	Certain computations may reflect rounding adjustments.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended December 31, 2012			Quarter Ended December 31, 2011			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

REVENUES
Distribution Solutions
Direct distribution & services	$22,386	$—	$22,386	$21,585	$—	$21,585	4%	4%
Sales to customers’ warehouses	4,468	—	4,468	5,198	—	5,198	(14)	(14)

Total U.S. pharmaceutical distribution & services	26,854	—	26,854	26,783	—	26,783	—	—
Canada pharmaceutical distribution & services	2,633	—	2,633	2,473	—	2,473	6	6
Medical-Surgical distribution & services	874	—	874	760	—	760	15	15

Total Distribution Solutions	30,361	—	30,361	30,016	—	30,016	1	1

Technology Solutions
Services	661	—	661	643	—	643	3	3
Software & software systems	145	—	145	152	—	152	(5)	(5)
Hardware	20	—	20	28	—	28	(29)	(29)

Total Technology Solutions	826	—	826	823	—	823	—	—

Revenues	$31,187	$—	$31,187	$30,839	$—	$30,839	1	1

GROSS PROFIT
Distribution Solutions (1)	$1,287	$—	$1,287	$1,201	$—	$1,201	7	7
Technology Solutions (2)	381	3	384	365	5	370	4	4

Gross profit	$1,668	$3	$1,671	$1,566	$5	$1,571	7	6

OPERATING EXPENSES
Distribution Solutions (3) (4)	$(769)	$44	$(725)	$(690)	$62	$(628)	11	15
Technology Solutions (2)	(302)	16	(286)	(297)	15	(282)	2	1
Corporate	(112)	—	(112)	(87)	2	(85)	29	32

Operating expenses	$(1,183)	$60	$(1,123)	$(1,074)	$79	$(995)	10	13

OTHER INCOME (EXPENSE), NET
Distribution Solutions	$7	$—	$7	$(1)	$—	$(1)	—	—
Technology Solutions	—	—	—	1	—	1	—	—
Corporate	3	—	3	(2)	—	(2)	—	—

Other income (expense), net	$10	$—	$10	$(2)	$—	$(2)	—	—

OPERATING PROFIT
Distribution Solutions (1) (3) (4)	$525	$44	$569	$510	$62	$572	3	(1)
Technology Solutions (2)	79	19	98	69	20	89	14	10

Operating profit	604	63	667	579	82	661	4	1
Corporate	(109)	—	(109)	(89)	2	(87)	22	25

Income before interest expense and income taxes	$495	$63	$558	$490	$84	$574	1	(3)

STATISTICS
Operating profit as a % of revenues
Distribution Solutions (1) (3) (4)	1.73%		1.87%	1.70%		1.91%	3 bp	(4) bp
Technology Solutions (2)	9.56		11.86	8.38		10.81	118	105

(1)	Results for the third quarter of fiscal year 2013 include the receipt of $8 million representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)

Results for the third quarter of fiscal year 2012 include product alignment charges of $42 million, of which $26 million was recorded in cost of sales and $16 million was recorded in operating expenses.

(3)	Results for the third quarter of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

(4)	For the third quarter of fiscal year 2012, results, as reported under GAAP, include an AWP litigation charge of $27 million.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Nine Months Ended December 31, 2012			Nine Months Ended December 31, 2011			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

REVENUES
Distribution Solutions
Direct distribution & services	$64,625	$—	$64,625	$63,484	$—	$63,484	2%	2%
Sales to customers’ warehouses	14,621	—	14,621	14,998	—	14,998	(3)	(3)

Total U.S. pharmaceutical distribution & services	79,246	—	79,246	78,482	—	78,482	1	1
Canada pharmaceutical distribution & services	7,559	—	7,559	7,739	—	7,739	(2)	(2)
Medical-Surgical distribution & services	2,542	—	2,542	2,364	—	2,364	8	8

Total Distribution Solutions	89,347	—	89,347	88,585	—	88,585	1	1

Technology Solutions
Services	1,983	—	1,983	1,916	—	1,916	3	3
Software & software systems	432	—	432	449	—	449	(4)	(4)
Hardware	73	—	73	85	—	85	(14)	(14)

Total Technology Solutions	2,488	—	2,488	2,450	—	2,450	2	2

Revenues	$91,835	$—	$91,835	$91,035	$—	$91,035	1	1

GROSS PROFIT
Distribution Solutions (1)	$3,841	$2	$3,843	$3,590	$1	$3,591	7	7
Technology Solutions (2)	1,147	9	1,156	1,132	15	1,147	1	1

Gross profit	$4,988	$11	$4,999	$4,722	$16	$4,738	6	6

OPERATING EXPENSES
Distribution Solutions (3) (4)	$(2,212)	$173	$(2,039)	$(2,136)	$258	$(1,878)	4	9
Technology Solutions (2)	(881)	43	(838)	(857)	42	(815)	3	3
Corporate (5)	(220)	(81)	(301)	(287)	2	(285)	(23)	6

Operating expenses	$(3,313)	$135	$(3,178)	$(3,280)	$302	$(2,978)	1	7

OTHER INCOME, NET
Distribution Solutions	$17	$—	$17	$8	$—	$8	113	113
Technology Solutions	3	—	3	2	—	2	50	50
Corporate	8	—	8	2	—	2	300	300

Other income, net	$28	$—	$28	$12	$—	$12	133	133

OPERATING PROFIT
Distribution Solutions (1) (3) (4)	$1,646	$175	$1,821	$1,462	$259	$1,721	13	6
Technology Solutions (2)	269	52	321	277	57	334	(3)	(4)

Operating profit	1,915	227	2,142	1,739	316	2,055	10	4
Corporate	(212)	(81)	(293)	(285)	2	(283)	(26)	4

Income before interest expense and income taxes	$1,703	$146	$1,849	$1,454	$318	$1,772	17	4

STATISTICS
Operating profit as a % of revenues
Distribution Solutions (1) (3) (4)	1.84%		2.04%	1.65%		1.94%	19 bp	10 bp
Technology Solutions (2)	10.81		12.90	11.31		13.63	(50)	(73)

(1)	Results for the first nine months of fiscal year 2013 include the receipt of $27 million representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)

Results for the first nine months of fiscal year 2012 include product alignment charges of $42 million, of which $26 million was recorded in cost of sales and $16 million was recorded in operating expenses.

(3)	Results for the first nine months of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

(4)	For the first nine months of fiscal years 2013 and 2012, results, as reported under GAAP, include AWP litigation charges of $60 million and $145 million.

(5)

For the first nine months of fiscal year 2013, operating expenses, as reported under GAAP, include an $81 million pre-tax gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) — BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended December 31, 2012				Quarter Ended December 31, 2011
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total

As Reported (GAAP):
Revenues	$30,361	$826	$—	$31,187	$30,016	$823	$—	$30,839

Gross profit (1) (2)	$1,287	$381	$—	$1,668	$1,201	$365	$—	$1,566
Operating expenses (2) (3)	(769)	(302)	(112)	(1,183)	(690)	(297)	(87)	(1,074)
Other income (expense), net	7	—	3	10	(1)	1	(2)	(2)

Income before interest expense and income taxes	525	79	(109)	495	510	69	(89)	490
Interest expense	—	—	(59)	(59)	—	—	(64)	(64)

Income before income taxes	$525	$79	$(168)	$436	$510	$69	$(153)	$426

Pre-Tax Adjustments:
Gross profit	$—	$3	$—	$3	$—	$5	$—	$5
Operating expenses	37	13	—	50	31	13	—	44

Amortization of acquisition-related intangibles	37	16	—	53	31	18	—	49

Operating expenses	7	3	—	10	4	2	2	8
Interest expense	—	—	1	1	—	—	—	—

Acquisition expenses and related adjustments	7	3	1	11	4	2	2	8

Operating expenses - Litigation reserve adjustments	—	—	—	—	27	—	—	27

Total pre-tax adjustments	$44	$19	$1	$64	$62	$20	$2	$84

Adjusted Earnings (Non-GAAP):
Revenues	$30,361	$826	$—	$31,187	$30,016	$823	$—	$30,839

Gross profit (1) (2)	$1,287	$384	$—	$1,671	$1,201	$370	$—	$1,571
Operating expenses (2) (3)	(725)	(286)	(112)	(1,123)	(628)	(282)	(85)	(995)
Other income (expense), net	7	—	3	10	(1)	1	(2)	(2)

Income before interest expense and income taxes	569	98	(109)	558	572	89	(87)	574
Interest income (expense), net	—	—	(58)	(58)	—	—	(64)	(64)

Income before income taxes	$569	$98	$(167)	$500	$572	$89	$(151)	$510

(1)

Gross profit for the third quarter of fiscal year 2013 includes the receipt of $8 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)

Technology Solutions segment results for the third quarter of fiscal year 2012 include product alignment charges of $42 million, of which $26 million was recorded in cost of sales and $16 million was recorded in operating expenses.

(3)	Distribution Solutions segment operating expenses for the third quarter of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) — BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Nine Months Ended December 31, 2012				Nine Months Ended December 31, 2011
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total

As Reported (GAAP):
Revenues	$89,347	$2,488	$—	$91,835	$88,585	$2,450	$—	$91,035

Gross profit (1) (2)	$3,841	$1,147	$—	$4,988	$3,590	$1,132	$—	$4,722
Operating expenses (2) (3) (4)	(2,212)	(881)	(220)	(3,313)	(2,136)	(857)	(287)	(3,280)
Other income, net	17	3	8	28	8	2	2	12

Income before interest expense and income taxes	1,646	269	(212)	1,703	1,462	277	(285)	1,454
Interest expense	—	—	(170)	(170)	—	—	(192)	(192)

Income before income taxes	$1,646	$269	$(382)	$1,533	$1,462	$277	$(477)	$1,262

Pre-Tax Adjustments:
Gross profit	$2	$9	$—	$11	$1	$15	$—	$16
Operating expenses	103	38	—	141	93	38	—	131

Amortization of acquisition-related intangibles	105	47	—	152	94	53	—	147

Operating expenses	10	5	(81)	(66)	20	4	2	26
Interest expense	—	—	1	1	—	—	—	—

Acquisition expenses and related adjustments	10	5	(80)	(65)	20	4	2	26

Operating expenses - Litigation reserve adjustments	60	—	—	60	145	—	—	145

Total pre-tax adjustments	$175	$52	$(80)	$147	$259	$57	$2	$318

Adjusted Earnings (Non-GAAP):
Revenues	$89,347	$2,488	$—	$91,835	$88,585	$2,450	$—	$91,035

Gross profit (1) (2)	$3,843	$1,156	$—	$4,999	$3,591	$1,147	$—	$4,738
Operating expenses (2) (3)	(2,039)	(838)	(301)	(3,178)	(1,878)	(815)	(285)	(2,978)
Other income, net	17	3	8	28	8	2	2	12

Income before interest expense and income taxes	1,821	321	(293)	1,849	1,721	334	(283)	1,772
Interest expense	—	—	(169)	(169)	—	—	(192)	(192)

Income before income taxes	$1,821	$321	$(462)	$1,680	$1,721	$334	$(475)	$1,580

(1)

Gross profit for the first nine months of fiscal year 2013 includes the receipt of $27 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

(2)

Technology Solutions segment results for the first nine months of fiscal year 2012 include product alignment charges of $42 million, of which $26 million was recorded in cost of sales and $16 million was recorded in operating expenses.

(3)	Distribution Solutions segment operating expenses for the first nine months of fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.

(4)

For the first nine months of fiscal year 2013, operating expenses include an $81 million pre-tax gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	December 31, 2012	March 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$2,726	$3,149
Receivables, net	9,962	9,977
Inventories, net	10,390	10,073
Prepaid expenses and other	361	404

Total Current Assets	23,439	23,603

Property, Plant and Equipment, Net	1,247	1,043
Goodwill	5,310	5,032
Intangible Assets, Net	1,799	1,750
Other Assets	1,638	1,665

Total Assets	$33,433	$33,093

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$15,047	$16,114
Short-term borrowings	—	400
Deferred revenue	1,431	1,423
Deferred tax liabilities	1,519	1,092
Current portion of long-term debt	506	508
Other accrued liabilities	1,705	2,149

Total Current Liabilities	20,208	21,686

Long-Term Debt	3,973	3,072
Other Noncurrent Liabilities	1,603	1,504
Stockholders’ Equity	7,649	6,831

Total Liabilities and Stockholders’ Equity	$33,433	$33,093

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Nine Months Ended December 31,
	2012	2011
OPERATING ACTIVITIES
Net income	$1,079	$882
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	428	408
Other deferred taxes	499	(15)
Share-based compensation expense	123	113
Gain on business combination	(81)	—
Other non-cash items	53	75
Changes in operating assets and liabilities, net of acquisitions:
Receivables	57	(575)
Inventories	(313)	(1,200)
Drafts and accounts payable	(1,081)	1,636
Deferred revenue	49	122
Taxes	(88)	171
Litigation charges	60	145
Litigation settlement payments	(470)	(26)
Other	(39)	(20)

Net cash provided by operating activities	276	1,716

INVESTING ACTIVITIES
Property acquisitions	(151)	(170)
Capitalized software expenditures	(117)	(137)
Acquisitions, less cash and cash equivalents acquired	(577)	(204)
Other	61	81

Net cash used in investing activities	(784)	(430)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	1,125	—
Repayments of short-term borrowings	(1,525)	—
Proceeds from issuances of long-term debt	892	—
Repayments of long-term debt	(4)	(23)
Common stock transactions:
Issuances	112	122
Share repurchases, including shares surrendered for tax withholding	(413)	(672)
Dividends paid	(147)	(146)
Other	42	22

Net cash provided by (used in) financing activities	82	(697)

Effect of exchange rate changes on cash and cash equivalents	3	(10)

Net increase (decrease) in cash and cash equivalents	(423)	579
Cash and cash equivalents at beginning of period	3,149	3,612

Cash and cash equivalents at end of period	$2,726	$4,191